Exhibit 4.3

                          SECOND SUPPLEMENTAL AGREEMENT

To:    Aries Maritime Transport Limited
       6 Poseidon Avenue
       Athens 17674
       Greece
                                                                January 22, 2007
Dear Sirs,

US$360,000,000 Revolving Credit Facility

We refer to the facility agreement dated 3 April 2006 (as supplemented and amended from time to time) (the "Facility Agreement") and made between (1) you, (hereinafter referred to as the "Borrower"), (2) the banks and financial institutions as set out in Schedule 1 to the Facility Agreement (the "Banks"),
(3) The Governor and Company of the Bank of Scotland and Nordea Bank Finland plc as joint lead arrangers (the "Arrangers") (4) the banks and financial institutions set out at Schedule 1, part 3 to the Facility Agreement in their capacity as co-arrangers (the "Co-Arrangers"), (5) the banks and financial institutions set out at Schedule 1, part 2 to the Facility Agreement in their capacity as swap banks (the "Swap Banks") and (6) The Governor and Company of the Bank of Scotland (the "Agent", and together with the Banks, the Arrangers, the Co-Arrangers and the Swap Banks, the "Finance Parties" and each a "Finance Party") as agent, security agent and trustee on behalf of the Finance Parties, pursuant to which the Banks agreed to make available to you upon the terms and conditions therein the aggregate sum of up to three hundred and sixty million Dollars ($360,000,000) (the "Loan").

Furthermore, we refer to the intra-group loan agreement dated 27 April 2006 (the "Bora Intra-Group Loan Agreement") and made between (1) the Borrower and (2) Bora Limited (the "Original Owner") whereby the Borrower in accordance with the provisions of the Facility Agreement on-lent to the Original Owner the sum of eleven million two hundred and twenty thousand and ninety six Dollars ($11,220,096) being part of the Loan to assist the Original Owner in refinancing the acquisition of m.v. "BORA" (tbr "OSTRIA") with official number 1878 and IMO number 9037135 (the "Ship").

You, the Borrower, have now requested that we, in our capacity as security agent and trustee on behalf of the Finance Parties, agree on behalf of the Finance Parties, to:

(A) the amendment of the definition "Minimum Liquidity" set out in clause 8.6 of the Facility Agreement as amended by the first supplemental agreement dated 24 August 2006 between the Borrower and the Agent;

(B) the transfer of the Ship from the Original Owner to Ostria Waves Ltd. (the "New Owner") and the registration of the Ship under the laws and flag of the Marshall Islands;

(C) the assignment of the rights of the Original Owner under the Bora Intra-Group Loan Agreement to the New Owner and the assumption of the New Owner of the obligations thereunder; and

(D)  the change of name of the Ship from m.v. "BORA" to m.v. "OSTRIA".

We, as Agent, on behalf of the Finance Parties (subject to the receipt of the conditions precedent listed in Schedule 1 hereto and the execution of the documents listed in Schedule 2 hereto in a form and substance acceptable to us in our sole discretion) hereby:

1 agree to the deletion of the definition of "Minimum Liquidity" set out in clause 8.6 of the Facility Agreement and its replacement with:

          ""Minimum Liquidity" means, at any time in respect of the Borrower's Group, the minimum amount of:

     (a)  Cash;

     (b)  Cash Equivalent Investments; and

     (c) the undrawn element of the $5,000,000 portion of the Commitment relative to general corporate purposes made available under Clause
          2.5.7 of this Agreement (except during the six (6) months prior to the Repayment Date),

          which is equal to five per cent (5%) of interest bearing debt plus the undrawn element of the $5,000,000 portion of the Commitment relative to general corporate purposes;".

2    agree and consent to:

     (a) the transfer of the Ship from the original owner to the new Owner and the registration of the Ship under the laws and flag of the Marshall Islands; and

     (b) the assignment by the Original Owner of all its rights under the Bora Intra-Group Loan Agreement to the New Owner and the assumption by the New Owner of all the Original Owner's obligations thereunder;

3 agree and consent to the change of name of the Ship from m.v. "BORA" to m.v. "OSTRIA"; and

4 agree to the deletion of Schedule 2 Part 1 (Initial Ships), Schedule 2 Part 3 (Maximum amount of Advance) and Schedule 2 Part 4 (Details of Initial Owners) and their replacement with the new Schedule 2 Part 1, Schedule 2
     Part 3 and Schedule 2 Part 4 attached hereto as Schedules 3, 4 and 5 respectively.

Please countersign and return a copy of this letter as evidence of your agreement.

Words and expressions defined in the Facility Agreement shall, unless the context otherwise requires or unless defined herein, have the same meanings when used in this letter.

This letter shall be governed by and construed in accordance with the laws of England.

Yours faithfully,


............................
For and on behalf of
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
(as security agent and trustee for the Finance Parties)



We agree to the terms of this letter.


............................
For and on behalf of
ARIES MARITIME TRANSPORT LIMITED





We agree to the terms of this letter.



............................
For and on behalf of
MAGNUS CARRIERS CORPORATION







We agree to the terms of this letter.


............................
For and on behalf of
BORA LIMITED
OSTRIA WAVES LTD.
ERMINA MARINE LIMITED
VINTAGE MARINE S.A.
LAND MARINE S.A.
RIDER MARINE S.A.
ALTIUS MARINE S.A.
FORTIUS MARINE S.A.
JUBILEE SHIPHOLDING S.A.
OLYMPIC GALAXY SHIPPING LIMITED
DYNAMIC MARITIME COMPANY
MAKASSAR MARINE LTD.
SEINE MARINE LTD.
CHINOOK WAVES CORPORATION
COMPASS OVERSEAS LTD.
COMPASSION OVERSEAS LTD.

                                   Schedule 1

  Documents and evidence required in relation to the change of name and change of ownership of m.v. "BORA" (tbr "OSTRIA")

(a)  Constitutional documents

     copies, certified by an officer of the Original Owner, the New Owner, the Borrower or the Manager (the "Relevant Parties" and each a "Relevant Party") as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of the Relevant Party;

(b)  Corporate authorisations

     copies of resolutions of the directors and, if required by such Relevant Party's law of incorporation, shareholders of the Relevant Parties approving such of the documents listed in Schedule 2 (the "Ostria Security Documents") to which such Relevant Party is, or is to be, party and authorising the signature, delivery and performance of such Relevant Party's obligations thereunder, certified (in a certificate dated at the date of this Agreement) by an officer of such Relevant Party as;

     (i)  being true and correct;

     (ii) being duly passed at meetings of the directors of such Relevant Party and, if required by such Relevant Party's law of incorporation, of the shareholders of such Relevant Party, each duly convened and held or duly adopted by unanimous written consent in lieu of such meeting(s);

     (iii) not having been amended, modified or revoked; and

     (iv) being in full force and effect

     together with originals or certified copies of any powers of attorney issued by any Relevant Party pursuant to such resolutions;

(c)  Specimen signatures

     copies of the signatures of the persons who have been authorised on behalf of each Relevant Party to sign such of the Ostria Security Documents to which such Relevant Party is, or is to be, party and to give notices and communications under or in connection with the Ostria Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party as being the true signatures of such persons;

(d)  Certificates of incumbency

     (i) a list of directors and officers of each Relevant Party (excluding the Original Owner) specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date; and

     (ii) in relation to the Original Owner, a Certificate of Incumbency issued by the registered agent of the Original Owner;

(e)  New Owner

     evidence that the New Owner is:

     (i)  properly incorporated as a Marshall Islands corporation;

     (ii) a wholly owned subsidiary of the Borrower;

     (iii) a single purpose company with no other assets; and

     (iv) has no other Indebtedness of any nature and no Encumbrances whether registered or unregistered against it or any of its shares;

(f)  Bank accounts

     evidence that the Earnings Account for the Ship in the name of the New Owner has been opened;

(g)  Know your customer and money laundering compliance

     such documents and evidence as the Banks shall require to identify the New Owner and any other persons involved or affected by the transaction(s) contemplated by this Agreement as required by any applicable law or the Banks' own "know your customer" internal guidelines;

(h)  Transfer of title

     evidence that all documents necessary to:

     (i)  transfer title of the Ship from the original Owner to the new Owner;
          and

     (ii) delete the registration of the Ship in the name of the original owner,

     have been prepared in a form and substance satisfactory to the Agent.

(i)  Ship conditions

     evidence that the Ship:

     (i)  Registration and Encumbrances

          is registered in the name of the New Owner through the relevant Registry under the laws and flag of the relevant Flag State and that the Ship and its Earnings, Insurances and Requisition Compensation (as defined in the General Assignment) are free of Encumbrances; and

     (ii) Insurance

          is insured in accordance with the provisions of the Security Documents and all requirements of the Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which the Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the
          Ship); and

(j)  Security documents and delivery documents

     the Ostria Security Documents duly executed;

(k)  Notices of assignment and acknowledgements

     (i) copies of duly executed notices of assignment required by the terms of the Ostria Security Documents and in the forms prescribed by the Ostria Security Documents; and

     (ii) evidence that the Borrower has given notice to the New Owner of the assignment contained in the Assignment of Intra-Group Loan Agreements and that the New Owner has executed an acknowledgement of the said assignment;

(l)  Management

     copies, certified by an officer of the New Owner of the Management Agreement for the Ship;

(m)  Legal opinions

     (i)  Bermuda opinion

          an opinion of Conyers Dill & Pearman special legal counsel in Bermuda to the Agent;

     (ii) Marshall Islands opinion

          an opinion of Blank Rome LLP, special legal advisers of Marshall Islands law to the Agent;

     (iii) British Virgin Islands opinion

          an opinion of Conyers Dill & Pearman, special legal counsel in The British Virgin Islands to the Agent; and

     (iv) Further opinions

          any such further opinion as may be required by the Agent and/or Banks;

(n)  Process agent letter

     a copy, certified as a true copy by the Borrower's or other Security Party's solicitors or other person acceptable to the Agent of a letter from the Borrower's and other Security Party's agent for receipt of service of proceedings referred to in each of the Security Documents in which it is or is to be appointed as the Security Party's agent;

(o)  Certificates of financial responsibility

     if applicable, a copy of a certificate of financial responsibility complying with the requirements of the United States Oil Pollution Act 1990 or the United States Comprehensive Environmental Response Compensation Liability Act 1980 together with evidence of approval thereof by the relevant regulatory authorities;

(p)  ISM Code and ISPS Code documentation

     a copy, certified by an officer of the Borrower, of the SMC, DOC and ISSC Certificate for the Ship; and

(q)  Fees, commissions and expenses

     evidence that any fees and commission due from the Borrower pursuant to the terms of clause 5.1 and any other provision of the Security Documents and all expenses under clause 5.2 have been paid in full.

                                   Schedule 2

                            Ostria Security Documents

(1) Assignment of the Intra-Group Loan Agreement to be signed by (a) the Borrower, (b) the New Owner and (c) the Original Owner;

(2) Corporate Guarantee between (a) the New Owner and (b) the Agent, whereby the New Owner guarantees to pay to the Agent all moneys and to discharge all obligations and liabilities now or hereafter due or owing or incurred by the Borrower to the Finance Parties or any of them under or pursuant to the Facility Agreement, the Master Swap Agreements and the other Security Documents and all interest and all other costs and expenses;

(3)  First preferred Marshall Islands Mortgage in relation to the Ship between
     (a) the New Owner and (b) the Agent;

(4) General Assignment between (a) the New Owner and (b) the Agent in relation to the Earnings and Insurances of, and any Requisition Compensation (as defined in the General Assignment) for, the Ship;

(5) Account Charge between (a) the New Owner and (b) the Agent, over the New Owner's Earnings Account with the Agent; and

(6) Manager's Undertaking whereby the Manager (inter alia) assigns its rights, title and interest in the insurances over the Ship.

                                                             Schedule 3

                                                Schedule 2 of the Facility Agreement

                                                       Part 1 - Initial Ships

                                                          Country of                                      Country of
                                                          Incorporation of                      Official  Underlying
Ship                 Owner                                Owner              Flag               Number    Registration

"OSTRIA"             Ostria Waves Limited                 Marshall Islands   Marshall Islands   1878       N/A


"NORDANVIND"         Ermina Marine Limited                Marshall Islands   Venezuela          1879       Marshall Islands


"ARIUS"              Vintage Marine S.A.                  Marshall Islands   Marshall Islands   2129       N/A


"HIGH LAND"          Land Marine S.A.                     Marshall Islands   Marshall Islands   2396       N/A


"HIGH RIDER"         Rider Marine S.A.                    Marshall Islands   Marshall Islands   2397       N/A


"ALTIUS"             Altius Marine S.A.                   Marshall Islands   Marshall Islands   2394       N/A




"FORTIUS"            Fortius Marine S.A.                  Marshall Islands   Marshall Islands   2395       N/A



"OCEAN HOPE"         Jubilee Shipholding S.A.             Marshall Islands   Marshall Islands   2128       N/A


"ENERGY 1"           Olympic Galaxy Shipping Limited      Marshall Islands   Marshall Islands   2062       N/A


"SCI TEJ"            Dynamic Maritime Company             Marshall Islands   Marshall Islands   2065       N/A


"CMA CGM MAKASSAR"   Makassar Marine Ltd.                 Marshall Islands   Marshall Islands   2392       N/A


"CMA CGM SEINE"      Seine Marine Ltd.                    Marshall Islands   Marshall Islands   2391       N/A


"CHINOOK"            Chinook Waves Corporation            Marshall Islands   Marshall Islands   2490       N/A



"STENA COMPASS"      Compass Overseas Ltd.                     Bermuda       Bermuda            733757     N/A


"STENA COMPASSION"   Compassion Overseas Ltd.                  Bermuda       Bermuda                       N/A

                    IMO                                                                                Ship        Year
Ship                Number    Classification Society         Classification                            Type        Built

"OSTRIA"            9037135   Bureau Veritas                 oHULL, oMACH, FLS TANKER, ESP             Tanker      2000
                                                             Unrestricted Navigation

"NORDANVIND"        9037123   Germanischer Lloyd             oHULL, oMACH, OIL TANKER, ESP             Tanker      2001
                                                             Unrestricted Navigation

"ARIUS"             8413851   Bureau Veritas                 oHULL, oMACH, OIL TANKER, ESP             Tanker      1986
                                                             Unrestricted Navigation o AUT-UMS, IG

"HIGH LAND"         9018426   NKK                            NS (tanker, Oils-Flashpoint below         Tanker      1992
                                                             60(Degree)C) (ESP) MNS*

"HIGH RIDER"        9016997   NKK                            NS (tanker, Oils-Flashpoint below         Tanker      1991
                                                             60(Degree)C) (ESP) MNS*

"ALTIUS"            9269245   Bureau Veritas                 I oHULL, oMACH, OIL TANKER, ESP           Tanker      2004
                                                             Unrestricted Navigation o AUT-UMS, IG o
                                                             AUT-PORT


"FORTIUS"           9269257   Bureau Veritas                 I oHULL, oMACH, OIL TANKER, ESP           Tanker      2004
                                                             Unrestricted Navigation o AUT-UMS, IG o
                                                             AUT-PORT; VCS

"OCEAN HOPE"        8717518   Germanische Lloyd              oHULL, oMACH, FLS TANKER, ESP             Container   1989
                                                             Unrestricted Navigation o AUT-PORT

"ENERGY 1"          8618449   RINA                           *100-A-1.1 Nav IL; T Cont oIAP; oIAQ-1    Container   1989


"SCI TEJ"           8618451   Bureau Veritas                 I oHULL, oMACH, Container Ship,           Container   1989
                                                             Unrestricted Navigation o AUT-PORT; VCS

"CMA CGM MAKASSAR"  8814512   Lloyd's Register of Shipping   100 A1 CONTAINER SHIP LMC UMS SCM         Container   1990


"CMA CGM SEINE"     8814524   Lloyd's Register of Shipping   100 A1 CONTAINER SHIP LMC UMS SCM         Container   1990


"CHINOOK"           9037147   Germanische Lloyd              Hull: o100 A5 ESP, ERS, NLS, T3D21, Oil   Tanker      2001
                                                             Tanker with Double Hull Machinery: o MC
                                                             INERT

"STENA COMPASS"     9274094   Det norske veritas             o1A1 Tanker for Oil ESP E0 VCS-2, TMON    Tanker      2006
                                                             Nauticus
                                                             (Newbuilding)
"STENA COMPASSION"                                                                                     Tanker      2006



                    Deadweight/
Ship                TEU           Charterer

"OSTRIA"            38,701 dwt    N/A


"NORDANVIND"        38,701 dwt    PDVSA Petroleo S.A.


"ARIUS"             83,970 dwt    ST Shipping and Transportation Inc.


"HIGH LAND"         41,450 dwt    D'Amico Tankers Limited


"HIGH RIDER"        41,502 dwt    D'Amico Tankers Limited


"ALTIUS"            73,400 dwt    Deiulemar-Compagnia de Navigazione
                                  S.p.A/ENE2



"FORTIUS"           73,400 dwt    Deiulemar-Compagnia de Navigazione
                                  S.p.A/ENE2


"OCEAN HOPE"        1,799 TEU     China Shipping Container Lines (Asia)
                                  Co. Limited

"ENERGY 1"          2,438 TEU     IRISL


"SCI TEJ"           2,438 TEU     SCI


"CMA CGM MAKASSAR"  2,917 TEU     CMA CGM S.A.


"CMA CGM SEINE"     2,917 TEU     CMA CGM S.A.


"CHINOOK"           38,701 dwt    PDVSA



"STENA COMPASS"     72,750 dwt    Panvision Ltd
                                  (Stena Group)

"STENA COMPASSION"  72,750 dwt    Panvictory Ltd (Stena Group)

                                   Schedule 4
                      Schedule 2 of the Facility Agreement
                       Part 3 - Maximum amount of Advance

Initial Ships                      Maximum Amount
                                         $

"OSTRIA"                            11,220,096

"NORDANVIND"                        11,889,953

"HIGH LAND"                         9,043,061

"HIGH RIDER"                        8,708,134

"ALTIUS"                            17,332,536

"FORTIUS"                           17,332,536

"ARIUS"                             7,200,957

"OCEAN HOPE"                        8,373,206

"ENERGY 1"                          10,885,167

"SCI TEJ"                           10,885,167

"CMA CGM MAKASSAR"                  13,564,593

"CMA CGM SEINE"                     13,564,593

"CHINOOK"                           32,600,000

"STENA COMPASS"                     56,100,000

"STENA COMPASSION"                   5,610,000

                                   $234,309,999


                                            Schedule 5
                               Schedule 2 of the Facility Agreement
                                Part 4 - Details of Initial Owners

                                  Country of           Address                        Shareholder
Initial Owner                     Incorporation

Ostria Waves Limited              Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands

Ermina Marine Limited             Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands

Vintage Marine S.A.               Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands

Land Marine S.A.                  Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands

Rider Marine S.A.                 Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands

Altius Marine S.A.                Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands

Fortius Marine S.A.               Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands

Jubilee Shipholding S.A.          Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands

Olympic Galaxy Shipping Limited   Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands

Dynamic Maritime Company          Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands

Makassar Marine Ltd.              Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands

Seine Marine Ltd.                 Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands

Chinook Waves Corporation         Marshall Islands     Trust Company Complex,         Borrower
                                                       Ajeltake Road, Ajeltake
                                                       Island, Majuro MH 96960,
                                                       Marshall Islands
Compass Overseas Ltd.             Bermuda              Canon's Court, 22 Victoria     Borrower
                                                       Street, Hamilton HM12,
                                                       Bermuda

Compassion Overseas Ltd.          Bermuda              Canon's Court, 22 Victoria     Borrower
                                                       Street, Hamilton HM12,
                                                       Bermuda


SK 23248 0002 764950